UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

COHERENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

February 27, 2013

8:30 a.m.

Silicon Valley Capital Club, 50 West San Fernando, San Jose, California 95113

MATTERS TO BE VOTED ON:

1.

To elect the seven directors named in the proxy statement;

2.

To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2013;

3.

Advisory vote to approve executive officer compensation; and

4.

To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on January 9, 2013, are entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or follow the instructions on the enclosed proxy card to vote by telephone or via the Internet. Any stockholder of record attending the meeting may vote in person even if he or she has returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Santa Clara, California	Sincerely,
January 25, 2013

John R. Ambroseo
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 27, 2013

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope or follow the instructions on the enclosed proxy card to vote by telephone or via the Internet.
Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy card.

Table of Contents

GENERAL INFORMATION ABOUT THE MEETING	3
PROPOSAL ONE	ELECTION OF DIRECTORS	6
PROPOSAL TWO	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
PROPOSAL THREE	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
OUR EXECUTIVE OFFICERS	16
COMPENSATION DISCUSSION AND ANALYSIS	17
SUMMARY COMPENSATION AND EQUITY TABLES	26
EQUITY COMPENSATION PLAN INFORMATION	32
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	32
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	33
OTHER MATTERS	34

PROXY STATEMENT

General Information About the Meeting

General

The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board”) of Coherent, Inc. for use at the Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”) to be held at 8:30 a.m., local time, on February 27, 2013 at the Silicon Valley Capital Club, 50 West San Fernando, San Jose, California 95113, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our telephone number is (408) 764-4000. These proxy solicitation materials were first mailed on or about January 25, 2013 to all stockholders entitled to vote at the Annual Meeting.

Who May Vote at the Meeting?

You are entitled to vote at the Annual Meeting if our records show that you held your shares as of the close of business of our record date, January 9, 2013 (the “Record Date”). On the Record Date, 24,042,471 shares of our common stock, $0.01 par value, were issued and outstanding.

What Does Each Share of Common Stock I Own Represent?

On all matters, each share has one vote, unless, with respect to Proposal 1 regarding the election of directors, cumulative voting is in effect. See “Election of Directors—Vote Required” for a description of cumulative voting rights with respect to the election of directors.

How Does a Stockholder Vote?

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. If you are entitled to vote, you may do so as follows:

•

Through your broker: If your shares are held through a broker, bank or other nominee (commonly referred to as held in “street name”), you will receive instructions from them that you must follow to have your shares voted. If you want to vote in person, you will need to obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.

•

In person: Attend the Annual Meeting and, if you request, we will give you a ballot at the time of voting. If you have previously submitted a proxy card, you must notify us at the Annual Meeting that you intend to cancel your prior proxy and vote by ballot at the meeting.

•

Returning a Proxy Card: Simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If your signed proxy card is received before the Annual Meeting, the designated proxies will vote your shares as you direct.

•

Using the Telephone: Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card.

•

Through the Internet: go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card.

For telephone or Internet use, your vote must be received by 11:59 P.M. Eastern Time on February 26, 2013 to be counted.

If you return a signed and dated proxy card without marking any voting directions, your shares will be voted “for” the election of all seven nominees for director and “for” all other proposals.

Matters to be Presented at the Meeting

We are not aware of any matters to be presented at the meeting other than those described in this proxy statement. If any other matter is properly presented at the Annual Meeting, your proxy holders (one of the individuals named on your proxy card) will vote your shares in their discretion. The cost of this solicitation will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition, proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

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Revoking Your Proxy

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must (i) advise the Corporate Secretary in writing at 5100 Patrick Henry Dr., Santa Clara, California 95054 before the proxies vote your shares at the meeting, (ii) timely deliver later-dated proxy instructions or (iii) attend the meeting and vote your shares in person.

Attendance at the Annual Meeting

All stockholders of record as of the Record Date may attend the Annual Meeting. Please note that cameras, recording devices and similar electronic devices will not be permitted at the Annual Meeting. No items will be allowed into the Annual Meeting that might pose a concern for the safety of those attending. Additionally, to attend the meeting you will need to bring identification and proof sufficient to us that you were a stockholder of record as of the Record Date or that you are a representative of a stockholder of record as of the Record Date for a stockholder of record that is not a natural person. For directions to attend the Annual Meeting or other questions, please contact Investor Relations by telephone at (408) 764-4110 no later than 5:00 p.m. (California time) on February 26, 2013.

Quorum; Abstentions; Broker Non-Votes

Our bylaws provide that stockholders holding a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date constitute a quorum at meetings of stockholders. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote because the nominee does not have discretionary voting power with respect to the proposal and has not received instructions with respect to the proposal from the beneficial owner. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors. Abstentions will not be taken into account in determining the outcome of Proposal One and will have the same effect as votes against Proposals Two and Three. We intend to separately report abstentions and our Compensation and HR Committee will generally view abstentions as neutral when considering the results of Proposal Three. Broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of any proposal.

Deadline for Receipt of Stockholder Proposals

In order to submit stockholder proposals for the fiscal 2013 annual meeting for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“SEC Rule 14a-8”), written materials must be received by the Corporate Secretary at the Company’s principal office in Santa Clara, California no later than September 27, 2013.

Stockholder proposals must otherwise comply with the requirements of SEC Rule 14a-8.

Proposals must be addressed to: Bret DiMarco, Corporate Secretary, Coherent, Inc., 5100 Patrick Henry Dr., Santa Clara, California 95054. Simply submitting a proposal does not guarantee its inclusion.

Section 2.15 of the Company’s bylaws also establishes an advance notice procedure with regards to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly from the floor at any Annual Meeting. To be properly brought before the fiscal 2013 Annual Meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Corporate Secretary (see above), no later than the close of business on the 45th day (December 11, 2013), nor earlier than the close of business on the 75th day (November 11, 2013), prior to the one year anniversary of the date these proxy materials were first mailed by us unless the annual meeting of stockholders is held prior to January 28, 2014 or after April 28, 2014, in which case, the proposal must be received by us not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting and the tenth day following public announcement of the date the annual meeting will be held and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

If a stockholder who has notified us of his or her intention to present a proposal at an Annual Meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting. The Chair of the Annual Meeting has the final discretion whether or not to allow any matter to be considered at the meeting which did not timely comply with all applicable notice requirements.

If a stockholder wishes only to recommend a candidate for consideration by the Governance and Nominating Committee as a potential nominee for the Company’s Board, see the procedures discussed in “Proposal One — Election of Directors — Board Meetings and Committees — Process for Recommending Candidates for Election to the Board of Directors.”

The attached proxy card grants to the proxyholders discretionary authority to vote on any matter raised at the Annual Meeting, including proposals which are timely raised at the meeting, but did not meet the deadline for inclusion in this proxy statement.

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Eliminating Duplicative Proxy Materials

To reduce the expense of delivering duplicate voting materials to our stockholders who may hold shares of Coherent common stock in more than one stock account, we are delivering only one set of the proxy solicitation materials to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders.

We will promptly deliver, upon written or oral request, a separate copy of the annual report or this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. To obtain an additional copy, you may write us at 5100 Patrick Henry Drive, Santa Clara, California 95054, Attn: Investor Relations, or contact our Investor Relations department by telephone at (408) 764-4110.

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future. Stockholders sharing a single address may revoke their consent to receive a single copy of our proxy materials in the future at any time by contacting our distribution agent, Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Broadridge will remove such stockholder from the Householding program within 30 days of receipt of such written notice, after which each such stockholder will receive an individual copy of our proxy materials.

Electronic Delivery of Proxy Materials

In an effort to reduce paper mailed to your home and help lower printing and postage costs, we are offering stockholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To participate during the voting season, registered stockholders may follow the instructions when voting online.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Coherent with the SEC, the sections of this proxy statement entitled “Report of the Audit Committee of the Board of Directors” (to the extent permitted by the rules of the SEC) and “Compensation Discussion and Analysis” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

FURTHER INFORMATION

We will provide without charge to each stockholder solicited by these proxy solicitation materials a copy of our annual report on Form 10-K for the fiscal year ended September 29, 2012 without exhibits and any amendments thereto on Form 10-K/A upon request of such stockholder made in writing to Coherent, Inc., 5100 Patrick Henry Drive, Santa Clara, California 95054, Attn: Investor Relations. We will also furnish any exhibit to the annual report on Form 10-K if specifically requested in writing. You can also access our Securities and Exchange Commission (“SEC”) filings, including our annual reports on Form 10-K, and all amendments thereto filed on Form 10 K/A, on the SEC website at www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 27, 2013:

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record at the Annual Meeting.

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PROPOSAL ONE    ELECTION OF DIRECTORS

Nominees

Seven (7) members of our Board of Directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, if additional persons are nominated at the meeting or if stockholders are entitled to cumulate votes, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible, and the specific nominees to be voted for will be determined by the proxy holders.

We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified or until his or her earlier resignation or removal. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer.

The names of the nominees, all of whom are currently directors standing for re-election, and certain information about them as of December 31, 2012 are set forth below. All of the nominees have been unanimously recommended for nomination by the Board acting on the unanimous recommendation of the Governance and Nominating Committee of the Board. The committee consists solely of independent members of the Board. There are no family relationships among directors or executive officers of Coherent.

Name	Age	Director Since	Principal Occupation
John R. Ambroseo	51	2002	President and Chief Executive Officer
Jay T. Flatley(3)	60	2011	President and Chief Executive Officer of Illumina, Inc.
Susan M. James(1)(2)	66	2008	Retired Audit Partner, Ernst & Young
L. William Krause(2)(3)	70	2009	President of LWK Ventures
Garry W. Rogerson(1)(2)	60	2004	Chief Executive Officer of Advanced Energy Industries, Inc.
Lawrence Tomlinson(1)	72	2003	Retired Senior Vice President and Treasurer of Hewlett-Packard Co.
Sandeep Vij(3)	47	2004	President and Chief Executive Officer of MIPS Technologies, Inc.
(1) Member of the Audit Committee. (2) Member of the Governance and Nominating Committee. (3) Member of the Compensation and H.R. Committee.

Except as set forth below, each of our directors has been engaged in his or her principal occupation set forth above during the past five years. There is no family relationship between any of our directors or executive officers.

John R. Ambroseo. Mr. Ambroseo has served as our President and Chief Executive Officer as well as a member of the Board since October 2002. Mr. Ambroseo served as our Chief Operating Officer from June 2001 through September 2002. Mr. Ambroseo served as our Executive Vice President and as President and General Manager of the Coherent Photonics Group from September 2000 to June 2001. From September 1997 to September 2000, Mr. Ambroseo served as our Executive Vice President and as President and General Manager of the Coherent Laser Group. From March 1997 to September 1997, Mr. Ambroseo served as our Scientific Business Unit Manager. From August 1988, when Mr. Ambroseo joined us, until March 1997, he served as a Sales Engineer, Product Marketing Manager, National Sales Manager and Director of European Operations. Mr. Ambroseo received a Bachelor degree from SUNY-College at Purchase and a PhD in Chemistry from the University of Pennsylvania.

Mr. Ambroseo’s status as our Chief Executive Officer, his 24 year tenure with Coherent, his extensive knowledge of our products, technologies and end markets and his over a decade of service as a director of Coherent make him an invaluable member of our Board of Directors.

Jay T. Flatley. Since 1999 Mr. Flatley has served as President, Chief Executive Officer and a member of the Board of Directors of Illumina, Inc., a leading developer, manufacturer and marketer of life science tools and integrated systems for the analysis of genetic variation and function. Prior to joining Illumina, Mr. Flatley was co-founder, President, Chief Executive Officer, and a member of the Board of Directors of Molecular Dynamics, Inc., a NASDAQ-listed life sciences company focused on genetic discovery and analysis, from 1994 until its sale to Amersham Pharmacia Biotech Inc. in 1998. He served in various other positions with that company from 1987 to 1994. From 1985 to 1987, he was Vice President of Engineering and Vice President of Strategic Planning at Plexus Computers, a UNIX computer company. Mr. Flatley holds a B.A. in Economics from Claremont McKenna College and a B.S. and M.S. in Industrial Engineering from Stanford University.

Mr. Flatley’s years of executive and management experience in the high technology industry, including serving as the chief executive officer of several public companies, his service on the board of another publicly held company, and his service as a director of Coherent make him an invaluable member of our Board of Directors.

Susan M. James. Ms. James originally joined Ernst & Young, a global leader in professional services, in 1975, serving as a partner from 1987 until her retirement in June 2006, and as a consultant from June 2006 to December 2009. During her tenure with Ernst & Young, she was the lead partner or partner-in-charge for the audit work for a significant number of technology companies, including Intel Corporation, Sun Microsystems, Amazon.com, Autodesk, Inc. and the Hewlett-Packard Company, as well as for the Ernst & Young North America Global Account Network. She also served on the Ernst & Young Americas Executive Board of Directors from January 2002 through June 2006. She is a certified public accountant (inactive) and a member of the American Institute of Certified Public Accountants. Ms. James also serves on the boards of directors of Applied Materials, Inc., a manufacturing equipment, services and software company, Yahoo! Inc., an Internet technology company, and Tri-Valley Animal Rescue, a non-profit corporation dedicated to providing homes for homeless pets. Ms. James holds Bachelor’s degrees in Mathematics from Hunter College and Accounting from San Jose State University.

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Ms. James’ years in the public accounting industry, her service on the boards and committees of a number of other publicly held companies and her five years of service as a director of Coherent make her an invaluable member of our Board of Directors.

L. William Krause. Mr. Krause has been President of LWK Ventures, a private investment firm, since 1991. In addition, Mr. Krause served as Chairman of the Board of Caspian Networks, Inc., an IP networking systems provider, from April 2002 to September 2006 and as Chief Executive Officer from April 2002 until June 2004. From September 2001 to February 2002, Mr. Krause was Chairman and Chief Executive Officer of Exodus Communications, Inc. He also served as President and Chief Executive Officer of 3Com Corporation, a global data networking company, from 1981 to 1990 and as its Chairman from 1987 to 1993 when he retired. Mr. Krause currently serves as a director of Brocade Communications Systems, Inc., a networking solutions and services company, CommScope Inc., a networking infrastructure company and Core-Mark Holdings, Inc., a distributor of packaged consumer goods. Mr. Krause previously served as a director for the following public companies: Packeteer, Inc., Sybase, Inc. and TriZetto Group, Inc. Mr. Krause holds a B.S. degree in electrical engineering and received an honorary Doctorate of Science from The Citadel.

Mr. Krause’s years of executive and management experience in the high technology industry, including serving as the chief executive officer of several companies, his service on the boards and committees of a number of other publicly held companies, and his four years of service as a director of Coherent make him an invaluable member of our Board of Directors.

Garry W. Rogerson. Mr. Rogerson has served as our Chairman of the Board since June 2007. Since August 2011, Mr. Rogerson has been Chief Executive Officer and a member of the Board of Directors of Advanced Energy Industries, Inc., a provider of power and control technologies for thin-film manufacturing and solar-power generation. He was Chairman and Chief Executive Officer of Varian, Inc., a major supplier of scientific instruments and consumable laboratory supplies, vacuum products and services, from February 2009 and 2004, respectively until the purchase of Varian by Agilent Technologies, Inc. in May 2010. Mr. Rogerson served as Varian’s Chief Operating Officer from 2002 to 2004, as Senior Vice President, Scientific Instruments from 2001 to 2002, and as Vice President, Analytical Instruments from 1999 to 2001. Mr. Rogerson received an honours degree and Ph.D. in biochemistry from the University of Kent at Canterbury.

Mr. Rogerson’s years of executive and management experience in the high technology industry, his service including serving as the chief executive officer of several public companies, his service on the board of another publicly held company, and his nine years of service as a director of Coherent make him an invaluable member of our Board of Directors.

Lawrence Tomlinson. Mr. Tomlinson retired from Hewlett-Packard Company, a global technology company, in June 2003. Prior to retiring from Hewlett-Packard, from 1993 to June 2003 Mr. Tomlinson served as its Treasurer, from 1996 to 2002 he was also a Vice President and from 2002 to June 2003 was also a Senior Vice President. Mr. Tomlinson is a member of the board of directors of Salesforce.com, Inc., a customer relationship management service provider. Mr. Tomlinson previously served as a director of Therma-Wave, Inc. Mr. Tomlinson received a B.S. degree in accounting from Rutgers University and an M.B.A. from Santa Clara University.

Mr. Tomlinson’s years of executive and management experience in the high technology industry, his experience in the finance and accounting industry, his service on the boards and committees of a number of other publicly held companies and his decade of service as a director of Coherent make him an invaluable member of our Board of Directors.

Sandeep Vij. Mr. Vij has held the position of President and Chief Executive Officer of MIPS Technologies, Inc., a leading provider of processor architectures and cores, since January 2010. Previously, Mr. Vij had been the Vice President and General Manager of the Broadband and Consumer Division of Cavium Networks, Inc., a provider of highly integrated semiconductor products from May 2008 to January 2010. Prior to that he held the position of Vice President of Worldwide Marketing, Services and Support for Xilinx Inc., a digital programmable logic device provider, from 2007 to April 2008. From 2001 to 2006, he held the position of Vice President of Worldwide Marketing at Xilinx. From 1997 to 2001, he served as Vice President and General Manager of the General Products Division at Xilinx. Mr. Vij joined Xilinx in 1996 as Director of FPGA Marketing. Mr. Vij is a member of the board of directors of MIPS Technologies, Inc. He is a graduate of General Electric’s Edison Engineering Program and Advanced Courses in Engineering. He holds a Masters degree in electrical engineering from Stanford University and a B.S. degree in electrical engineering from San Jose State University.

Mr. Vij’s years of executive and management experience in the high technology industry, including serving as the chief executive officer of another public company, his service on the board of another publicly held company, and his nine years of service as a director of Coherent make him an invaluable member of our Board of Directors.

Director Independence

The Board has determined that, with the exception of Mr. Ambroseo, all of its current members and all of the nominees for director are “independent directors” as that term is defined in the marketplace rules of the Nasdaq Stock Market.

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Board Meetings and Committees

The Board held a total of three (3) meetings during fiscal 2012. During fiscal 2012, the Board had three standing committees: the Audit Committee; the Compensation and H.R. Committee; and the Governance and Nominating Committee. From time to time, the Board may create limited ad hoc committees, service on which does not provide additional compensation. In the past, the Board has also established special committees. No director serving during fiscal 2012 attended fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board upon which such director served. All of the members of each standing committee are “independent” as defined under the applicable rules established by the Nasdaq Stock Market.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of directors James, Rogerson, and Tomlinson. The Audit Committee held eleven (11) meetings during fiscal 2012. The Board has determined that directors James, Rogerson and Tomlinson are “audit committee financial experts” as that term is defined in the rules of the SEC. Among other things, the Audit Committee has the sole authority for appointing and supervising our independent registered public accounting firm and is primarily responsible for approving the services performed by our independent registered public accounting firm and for reviewing and evaluating our accounting principles and our system of internal accounting controls.

Compensation and H.R. Committee

The Compensation and H.R. Committee of the Board consists of directors Krause, Flatley, Tomlinson and Vij. In December 2011, Mr. Flatley replaced Mr. Rogerson on the committee. All of the members of the Compensation and H.R. Committee are “independent” as defined under the marketplace rules of the Nasdaq Stock Market. The Compensation and H.R. Committee held eight (8) meetings during fiscal 2012. As part of an effort to balance committee memberships, Mr. Tomlinson ceased serving on the committee effective January 1, 2013, resulting in each of our standing committees having three members. The  Compensation and H.R. Committee, among other things, reviews and approves our executive compensation policies and programs, and makes equity grants to our employees, including officers, pursuant to our stock option plans. This committee has the sole authority delegated to it by the Board to make employee equity grants, which must be done at a meeting rather than by written consent. For additional information about the committee’s processes and procedures for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis”.

Governance and Nominating Committee

The Governance and Nominating Committee consists of directors James, Krause and Rogerson. The Governance and Nominating Committee held three (3) meetings during fiscal 2012. The Governance and Nominating Committee, among other things, assists the Board by making recommendations to the Board on matters concerning director nominations and elections, board committees and corporate governance and compensation for directors. For fiscal 2012, the committee retained an independent compensation consultant to advise it on Board compensation.

Copies of the charters for each of our committees may be found on our website at www.coherent.com under “Investor Relations.”

Attendance at Annual Meeting of Stockholders by the members of the Board of Directors

All directors are encouraged, but not required to attend our annual meeting of stockholders. At our annual meeting held on February 28, 2012, all members of the Board attended in person other than Mr. Vij, who attended by telephone due to a prior international travel commitment.

Process for Stockholders to Recommend Candidates for Election to the Board of Directors

The Governance and Nominating Committee will consider nominees properly recommended by stockholders. A stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to us at our principal offices (Attention: Bret DiMarco, Corporate Secretary) and must include the candidate’s name, age, home and business contact information, principal occupation or employment, the number of shares beneficially owned by the nominee, whether any hedging transactions have been entered into by the nominee or on his or her behalf, information regarding any arrangements or understandings between the nominee and the stockholder nominating the nominee or any other persons relating to the nomination, a written statement by the nominee acknowledging that the nominee will owe a fiduciary duty to Coherent if elected, a written statement of the nominee that such nominee, if elected, intends to tender, promptly following such nominee’s election or re-election, an irrevocable resignation effective upon such nominee’s failure to receive the required vote for re-election at the next meeting at which such nominee would face re-election and upon acceptance of such resignation by the board of directors, in accordance with the corporation’s guidelines or policies, and any other information required to be disclosed about the nominee if proxies were to be solicited to elect the nominee as a director.

For a stockholder recommendation to be considered by the Governance and Nominating Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals for such meeting. In the event a stockholder decides to nominate a candidate for director and solicits proxies for such candidate, the stockholder will need to follow the rules set forth by the SEC and in our bylaws. See “General Information About The Meeting—Deadline for Receipt of Stockholder Proposals.”

The Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it approves as director nominees are as follows:

•

the Governance and Nominating Committee regularly reviews the current composition and size of the Board;

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•

the Governance and Nominating Committee reviews the qualifications of any candidates who have been properly recommended by a stockholder, as well as those candidates who have been identified by management, individual members of the Board or, if the Governance and Nominating Committee determines, a search firm. Such review may, in the Governance and Nominating Committee’s discretion, include a review solely of information provided to the Governance and Nominating Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper;

•

the Governance and Nominating Committee evaluates the performance of the Board as a whole and evaluates the qualifications of individual members of the Board eligible for re-election at the annual meeting of stockholders;

•

the Governance and Nominating Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. Except as may be required by rules promulgated by the Nasdaq Stock Market or the SEC, it is the current belief of the Governance and Nominating Committee that there are no specific, minimum qualifications that must be met by any candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. In evaluating the qualifications of the candidates, the Governance and Nominating Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. While Coherent does not have a formal policy with regard to the consideration of diversity in identifying director nominees, as noted above, diversity is one of many factors that the committee considers.

The Governance and Nominating Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Governance and Nominating Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase the overall effectiveness of the Board, and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members;

•

in evaluating and identifying candidates, the Governance and Nominating Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm; and

•

after such review and consideration, the Governance and Nominating Committee recommends the slate of director nominees to the full Board for its approval.

The Governance and Nominating Committee will endeavor to notify, or cause to be notified, all director candidates, including those recommended by a stockholder, of its decision as to whether to nominate such individual for election to the Board.

Our corporate governance guidelines require that upon a member of the Board turning 72 years old, he or she shall submit a conditional resignation to the Governance and Nominating Committee effective upon the next annual meeting of stockholders. The committee then determines whether to recommend to the Board to accept such resignation. Mr. Tomlinson submitted such conditional resignation following his 72nd birthday and the committee and Board unanimously determined not to accept the resignation. Given Mr. Tomlinson’s years of service to Coherent and finance expertise, the Board re-nominated Mr. Tomlinson as part of the slate of directors for consideration by the stockholders at the annual meeting.

Majority Voting and Conditional Resignations from the Board of Directors

In December 2012, upon the recommendation of the Governance and Nominating Committee the Board of Directors amended our bylaws, effective December 1, 2013, to change the voting standard for the election of directors that are not Contested Elections (as defined below) from a plurality to a majority of the votes cast. A majority of the votes cast means the number of votes cast “for” a director’s election exceeds the number of votes cast against that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). However, if the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by a plurality of the votes cast.

In connection with the amendment to the Bylaws establishing a majority vote standard for the election of directors in elections that are not Contested Elections, the Board also adopted a director election policy to (i) establish procedures under which any incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election shall tender his or her resignation to the Governance and Nominating Committee for consideration; and (ii) provide that the Governance and Nominating Committee will make recommendations to the Board regarding the actions to be taken with respect to all such offers to resign. The Board shall act on the resignation within ninety (90) days following certification of the election results. In the event that the Board does not accept such resignation, then such director shall continue to serve until such time as his or her successor is elected.

Stockholder Communication with the Board of Directors

While the Board believes that management speaks for Coherent, any stockholder may contact any of our directors by writing to them by mail c/o Bret DiMarco, Corporate Secretary, at our principal executive offices, the address of which appears on the inside back cover of this proxy statement.

Any stockholder may report to us any complaints regarding accounting, internal accounting controls, or auditing matters. Any stockholder who wishes to so contact us should send such complaints to the Audit Committee c/o Bret DiMarco, Corporate Secretary, at our principal executive offices, the address of which appears on the inside back cover of this proxy statement.

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Any stockholder communications that the Board is to receive will first go to our Corporate Secretary, who will log the date of receipt of the communication as well as the identity and contact information of the correspondent in our stockholder communications log.

Our Corporate Secretary will review, summarize and, if appropriate, investigate the complaint under the direction of the appropriate committee of the Board in a timely manner. In the case of accounting or auditing related matters, a member of the Audit Committee, or the Audit Committee as a whole, will then review the summary of the communication, the results of the investigation, if any, and, if appropriate, the draft response. The summary and response will be in the form of a memo, which will become part of the stockholder communications log that the Corporate Secretary maintains with respect to all stockholder communications.

Independent Chair and Board Leadership

Our Board leadership structure consists of an independent Chairman, who is elected by the independent directors, and independent committee chairs. We separate the positions of Chief Executive Officer and Chairman in recognition of the differences between the two roles. The Board believes this structure provides independent Board leadership and engagement. Given that our Chairman is an independent director, the Board does not feel the need for a separate “lead independent director,” as our independent Chairman performs that function. The Board takes its independence seriously and reinforces this standard with six of its seven members being independent.

The role of the Board and its Committees in Risk Oversight

The Board oversees Coherent’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees, with our Governance and Nominating Committee delegated the responsibility for assigning oversight responsibilities to each committee and the Board as a whole. Our senior executive team provides regular updates to the Board and each committee regarding our strategies and objectives and the risks inherent with them.

Each regular meeting of the Board includes a discussion of risks related to the Company’s financial results and operations and each committee schedules risk-related presentations regularly throughout the year. In addition our directors have access to our management to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues attend Board and committee meetings to provide additional insight on the matters being discussed, including risk exposures. Our Chief Financial Officer and General Counsel both report directly to our Chief Executive Officer, providing him with further visibility to our risk profile. A Vice President, Finance is the designated officer overseeing our enterprise risk management program and works closely with both our Chief Financial Officer and General Counsel on these matters.

These regular meetings also provide our Board members the opportunity to discuss issues of concern directly with management. In general the Board and its committees oversee the following risk categories:

•

The Board oversees generally the Company’s overall enterprise risk management process and specifically with regards to the areas of strategy, mergers and acquisitions, communications and operations;

•

The Audit Committee generally oversees risks primarily related to financial controls, accounting, tax, treasury, capital, legal, regulatory and compliance;

•

The Compensation and H.R. Committee generally oversees our compensation programs so that they do not incentivize excessive risk taking as well as overseeing human resources related risks; and

•

The Governance and Nominating Committee oversees the assignment of risk oversight categories by each particular committee and/or the Board as a whole as well as those risks related to compensation of members of the Board, succession planning for the Board and chief executive officer.

In the fall of 2012, management presented an assessment of the risks associated with the Company’s compensation plans. The Committee agreed with the conclusion that the risks were within our ability to effectively monitor and manage and that these risks are not reasonably likely to have a material adverse effect on the Company.

Fiscal 2012 Director Compensation

During fiscal 2012, we paid our non-employee directors an annual retainer (depending upon position) and for service on the Board as follows:

Position	Annual Retainer
Board Member	$40,000
Board Chair	$16,000
Audit Committee Chair	$34,000
Compensation and H.R. Comm. Chair	$16,000
Governance & Nominating Comm. Chair	$10,750
Audit Committee member (non-Chair)	$12,500
Compensation and H.R. Committee member (non-Chair)	$8,500
Governance and Nominating Committee member (non-Chair)	$6,500

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Beginning in the second quarter of fiscal year 2013, the annual retainer for the Board Chair was increased to $40,000. The increase was approved by the Governance and Nominating Committee after a review of the compensation of the Board of Directors by the committee’s independent compensation consultant, Compensia. In particular, Compensia noted that the Chair annual retainer was significantly below the median compensation measured against the Company’s peer group (which was the same group used for comparing compensation for the named executive officers).

The chart below summarizes the gross cash amounts earned by non-employee directors for service during fiscal 2012 on the Board and its committees (all amounts in dollars):

Name	Annual Board Service		Audit Committee	Compensation and H.R. Committee		Nominating and Governance Committee	Total
Jay T. Flatley	$40,000		—	$7,083	(2)	—	$47,083
Susan M. James	$40,000		$34,000	—		$6,500	$80,500
L. William Krause	$40,000		—	$8,500		$6,500	$55,000
Garry W. Rogerson	$56,000	(1)	$12,500	$1,417	(2)	$10,750	$80,667
Lawrence Tomlinson	$40,000		$12,500	$8,500		—	$61,000
Sandeep Vij	$40,000		—	$16,000		—	$56,000
(1) Includes Mr. Rogerson’s service as Chairman of the Board. (2) Reflects a pro rata amount for service on the committee.

The chart below summarizes the amounts earned by non-employee directors for service (including both Board and, where applicable, committee service) during fiscal 2012:

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
Jay T. Flatley	47,083	200,165	—	247,248
Susan M. James	80,500	200,165	—	280,665
L. William Krause	55,000	200,165	—	255,165
Garry W. Rogerson	80,667	200,165	—	280,832
Lawrence Tomlinson	61,000	200,165	—	261,165
Sandeep Vij	56,000	200,165	—	256,165

(1)

These amounts do not reflect compensation actually received. Rather, these amounts represent the aggregate grant date fair value computed in accordance with ASC 718, for restricted stock units (“RSUs”) and stock options which were granted in fiscal 2012. The assumptions used to calculate the value of these stock units and stock options are set forth in Note 12. “Employee Stock Option and Benefit Plans” of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended September 29, 2012.

(2)

The directors’ aggregate holdings of RSUs as of September 29, 2012 were as follows:

Name	Shares(1)
Jay T. Flatley	5,500	(2)
Susan M. James	5,500	(3)
L. William Krause	5,500	(3)
Garry W. Rogerson	5,500	(3)
Lawrence Tomlinson	5,500	(3)
Sandeep Vij	5,500	(3)

(1)

The shares underlying the RSUs will vest to the extent an individual is a member of the Board of Directors on the applicable vesting date.

(2)

3,500 shares vest on February 15, 2013 and 2,000 shares vest on September 20, 2014.

(3)

3,500 shares vest on February 15, 2013 and 2,000 shares vest on April 1, 2013.

The directors’ aggregate holdings of stock option awards (both vested and unvested) as of September 29, 2012 were as follows:

Name	Shares
Jay T. Flatley	24,000
Susan M. James	18,000
L. William Krause	30,000
Garry W. Rogerson	6,000
Lawrence Tomlinson	18,000
Sandeep Vij	—

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The following table shows equity grants received by non-employee directors in fiscal 2012:

Name	Restricted Stock Units Granted in Fiscal 2012 (# shares)
Jay T. Flatley	3,500
Susan M. James	3,500
L. William Krause	3,500
Garry W. Rogerson	3,500
Lawrence Tomlinson	3,500
Sandeep Vij	3,500

Our stockholders approved the adoption of our 2011 Equity Incentive Plan in March 2011 (the “2011 Plan”).

The Board has adopted resolutions automatically granting under the 2011 Plan each non-employee member of the Board of Directors 3,500 RSUs upon such member’s reelection to the Board, with vesting on February 15 of the following year. Effective in December 2011, the Board determined that upon the initial appointment of a non-employee member to the Board, such new director will receive a grant of 3,500 RSUs, which vest over two years (fifty percent on each anniversary of grant).

For option grants held by a director who retires after at least eight years of service on the Board which are outstanding under the 1998 Director Plan, such grants will fully vest and the director will have the right to exercise his or her option as to both vested and unvested shares as of such date. The option will remain exercisable for the lesser of (i) two (2) years following the date of such director’s retirement or (ii) the expiration of the option’s original term. This provision was not adopted for option grants under the 2011 Plan.

With the adoption of our 2011 Plan, the 1998 Director Plan has been terminated other than for outstanding historical grants made thereunder. As of September 29, 2012, 441,000 shares have been issued upon the exercise of options and the vesting of RSUs under the 1998 Director Plan.

Option Exercises and Stock Vested at 2012 Fiscal Year-End

The table below sets forth certain information for each non-employee director regarding the exercise of options and the vesting of stock awards during the year ended September 29, 2012, including the aggregate value realized upon such exercise or vesting.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jay T. Flatley	—	—	—	—
Susan M. James	—	—	5,500	305,055
L. William Krause	—	—	5,500	276,675
Garry W. Rogerson	30,000	626,580	5,500	305,055
Lawrence Tomlinson	—	—	5,500	305,055
Sandeep Vij	15,000	273,960	5,500	305,055

Vote Required

Every stockholder voting for the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled. Alternatively, a stockholder may distribute his or her votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than seven (7) candidates. However, no stockholder will be entitled to cumulate votes for a candidate unless (i) such candidate’s name has been properly placed in nomination for election at the Annual Meeting prior to the voting and (ii) the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder’s votes. If cumulative voting occurs at the meeting and you do not specify how to distribute your votes, your proxy holders (the individuals named on your proxy card) will cumulate votes in such a manner as will ensure the election of as many of the nominees listed above as possible, and the specific nominees to be voted for will be determined by the proxy holders.

If a quorum is present, the seven (7) nominees receiving the highest number of votes will be elected to the Board. See “Information Concerning Solicitation and Voting—Quorum; Abstentions; Broker Non-Votes.”

The Board recommends that Stockholders vote “FOR” the seven nominees presented herein.

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PROPOSAL TWO    RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending September 28, 2013, and recommends that stockholders vote for ratification of such appointment. Deloitte & Touche LLP has audited our financial statements since the fiscal year ended September 25, 1976. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders as a matter of good corporate practice. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Coherent and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may reconsider its selection. The Audit Committee selected Deloitte & Touche LLP to audit our financial statements for the fiscal year ended September 29, 2012, which was ratified by our stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of Deloitte & Touche LLP are also expected to be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table sets forth fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) during fiscal years 2012 and 2011:

	2012	2011
Audit fees(1)	$1,725,000	$1,665,000
Audit-related fees(2)	172,632	—
Tax fees	—	—
All other fees(3)	2,200	2,000
TOTAL	$1,899,832	$1,667,000

(1)

Represents fees for professional services provided in connection with the integrated audit of our annual financial statements and internal control over financial reporting and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(2)

Represents $146,874 in fees for due diligence associated with our acquisition activities in fiscal 2012 and $25,578 for services related to the review of our XBRL filings

(3)

Represents the annual subscription for access to the Deloitte Accounting Research Tool, which is a searchable on-line accounting database.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has determined that the provision of non-audit services by Deloitte is compatible with maintaining Deloitte’s independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Deloitte. In other cases, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Committee at its next meeting. During fiscal years 2012 and 2011, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

Vote Required

The affirmative vote of a majority of the votes cast will be required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2013.

The Audit Committee and the Board recommends that Stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 28, 2013.

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PROPOSAL THREE    ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At our Annual Meeting in March 2011, our stockholders indicated that they would like to have an annual advisory vote on executive compensation. Accordingly, our Board of Directors proposes that stockholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2012 Summary Compensation Table and related tables and disclosure.

As described in our Compensation Discussion and Analysis, we have adopted an executive compensation philosophy designed to provide alignment between executive pay and performance and to focus executives on making decisions that enhance our stockholder value in both the short and long term. Executives are compensated in a manner consistent with Coherent’s strategy, competitive practices, stockholder interest alignment, and evolving compensation governance standards. The committee positions the midpoint of our target compensation ranges near the 50th percentile of our peers, with actual compensation falling above or below depending upon the Company’s financial performance.

Vote Required

Under our bylaws the affirmative vote of the holders of a majority of the votes cast is required to approve the compensation of our named executive officers disclosed in this proxy statement. The vote is an advisory vote, and therefore not binding. Our Board of Directors values the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation and H.R. Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation

The Board of Directors unanimously recommends that Stockholders vote “FOR” the approval of our named Executive Officer Compensation disclosed in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 31, 2012, certain information with respect to the beneficial ownership of common stock by (i) any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act known by us to be the beneficial owner of more than 5% of our voting securities, (ii) each director and each nominee for director, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers and directors as a group, based on information available to the Company as of filing this proxy statement. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control. Unless otherwise indicated, the address of each stockholder in the table below is c/o Coherent, Inc., 5100 Patrick Henry Drive, Santa Clara, California 95054.

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Name and Address	Number of Shares	Percent of Total(1)
Eagle Asset Management, Inc.(2) 880 Carillon Parkway St. Petersburg, FL 33716	2,420,217	10.07%
Wellington Management Co. LLP(2) 280 Congress Street Boston, MA 02210	1,655,562	6.89%
Royce & Associates LLC(2) 745 Fifth Ave. New York, NY 10151	1,393,750	5.80%
Dimensional Fund Advisors(2) 1299 Ocean Ave., 11th Floor Santa Monica, CA 90401	1,353,095	5.63%
Vanguard Group Inc.(2) P.O. Box 2600 Valley Forge, PA 19482.	1,276,122	5.31%
John R. Ambroseo(3)	359,303	1.48%
Helene Simonet(4)	65,694	*
Paul Sechrist(5)	65,248	*
Bret DiMarco(6)	15,757	*
Mark S. Sobey(7)	14,529	*
Jay T. Flatley(8)	11,500	*
Susan M. James(9)	24,000	*
L. William Krause(10)	39,000	*
Garry W. Rogerson(11)	14,000	*
Lawrence Tomlinson(12)	6,700	*
Sandeep Vij(13)	5,900	*
All directors and executive officers as a group (11 persons)(14)	621,631	2.55%

*

Represents less than 1%.

(1)

Based upon 24,041,471 shares of Coherent common stock outstanding as of December 31, 2012. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Coherent common stock subject to options held by that person that are currently exercisable or will be exercisable within 60 days of December 31, 2012 and all RSUs which will vest within 60 days of December 31, 2012, are deemed outstanding. In addition, such shares, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Based on the institutional holding report provided by NASDAQ, which reflects the most recent Schedule 13D, 13F or 13G (or amendments thereto) filed by such person with the SEC, or a Schedule 13D, 13F or 13G filing made after our receipt of this report.

(3)

Includes 222,053 shares issuable upon exercise of options held by Mr. Ambroseo which were exercisable or would become exercisable within 60 days of December 31, 2012.

(4)

Includes 27,651 shares issuable upon exercise of options held by Ms. Simonet which were exercisable or would become exercisable within 60 days of December 31, 2012.

(5)

Includes 44,500 shares issuable upon exercise of options held by Mr. Sechrist which were exercisable or would become exercisable within 60 days of December 31, 2012.

(6)

Includes 7,000 shares issuable upon exercise of options held by Mr. DiMarco which were exercisable within 60 days of December 31, 2012.

(7)

Includes 8,000 shares issuable upon exercise of options held by Mr. Sobey which were exercisable within 60 days of December 31, 2012.

(8)

Includes 8,000 shares issuable upon exercise of options held by Mr. Flatley which were exercisable and 3,500 shares issuable upon vesting of RSUs within 60 days of December 31, 2012.

(9)

Includes 18,000 shares issuable upon exercise of options held by Ms. James which were exercisable and 3,500 shares issuable upon vesting of RSUs within 60 days of December 31, 2012.

(10)

Includes 30,000 shares issuable upon exercise of options held by Mr. Krause which were exercisable and 3,500 shares issuable upon vesting of RSUs within 60 days of December 31, 2012.

(11)

Includes 3,500 shares issuable upon vesting of RSUs within 60 days of December 31, 2012 held by Mr. Rogerson.

(12)

Includes 3,500 shares issuable upon vesting of RSUs within 60 days of December 31, 2012 held by Mr. Tomlinson.

(13)

Includes 3,500 shares issuable upon vesting of RSUs within 60 days of December 31, 2012 held by Mr. Vij.

(14)

Includes an aggregate of 365,204 options and 21,000 shares issuable upon vesting of RSU’s which were exercisable or would become exercisable or vested, as the case may be, within 60 days of December 31, 2012.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us, and on written representations from certain reporting persons that no other reports were required for such persons, we believe that, during fiscal 2012, our officers, directors and, to our knowledge, greater than ten percent stockholders complied with all applicable Section 16(a) filing requirements other than the Form 4 filings for our independent director annual grants (Messrs. Flatley, Krause, Rogerson, Tomlinson and Vij and Ms. James) for our February 2012 annual meeting and one sale transaction for Ms. James in February 2012. The delayed reporting was caused by administrative error and promptly corrected.

OUR EXECUTIVE OFFICERS

The name, age, position and a brief account of the business experience of our chief executive officer and each of our other executive officers as of December 31, 2012 are set forth below:

Name	Age	Office Held
John R. Ambroseo	51	President and Chief Executive Officer
Helene Simonet	60	Executive Vice President and Chief Financial Officer
Mark Sobey	52	Executive Vice President and General Manager, Specialty Laser Systems
Paul Sechrist	53	Executive Vice President Worldwide Sales, Service and Marketing
Bret DiMarco	44	Executive Vice President, General Counsel and Corporate Secretary

Please see “Nominees” above for Mr. Ambroseo’s biographical information.

Helene Simonet. Ms. Simonet has served as our Executive Vice President and Chief Financial Officer since April 2002. Ms. Simonet served as Vice President of Finance of our former Medical Group and Vice President of Finance, Photonics Division from December 1999 to April 2002. Prior to joining Coherent, she spent over twenty years in senior finance positions at Raychem Corporation’s Division and Corporate organizations, including Vice President of Finance of the Raynet Corporation. Ms. Simonet has both Master’s and Bachelor degrees from the University of Leuven, Belgium.

Mark Sobey. Mr. Sobey has served as our Executive Vice President and General Manager of Specialty Laser Systems (SLS) since April 2010. Mr. Sobey served as Senior Vice President and General Manager for the SLS Business Group, which primarily serves the Microelectronics and Research markets from July 2007 until April 2010. Prior to Coherent, Mr. Sobey has spent over 20 years in the Laser and Fiber Optics Telecommunications industries, including roles as Senior Vice President Product Management at Cymer from January 2006 through June 2007 and previously as Senior Vice President Global Sales at JDS Uniphase through October 2005. He received his PhD in Engineering and BSc in Physics, both from the University of Strathclyde in Scotland.

Paul Sechrist. Mr. Sechrist has served as our Executive Vice President, Worldwide Sales and Service in March 2011. He has over 28 years of experience with Coherent, including as Senior Vice President and General Manager of Commercial Lasers and Components Business Group from October 2008 to March 2011, Vice President and General Manager of Specialty Laser Systems Business Group, Santa Clara from March 2008 to October 2008, and Vice President for Components from April 2005 to October 2008. Prior to this, Mr. Sechrist also held roles in Sales Management, Sales, Applications and Manufacturing. Mr. Sechrist received an AA degree from San Jose City College, with Physics studies at California State University, Hayward.

Bret DiMarco. Mr. DiMarco has served as our Executive Vice President and General Counsel since June 2006 and our Corporate Secretary since February 2007. From February 2003 until May 2006, Mr. DiMarco was a member and from October 1995 until January 2003 was an associate at Wilson Sonsini Goodrich & Rosati, P.C., a law firm. Mr. DiMarco received a Bachelor degree from the University of California at Irvine and a Juris Doctorate degree from the Law Center at the University of Southern California. He is also an adjunct professor of law at the University of California Hastings College of the Law, teaching corporate law and mergers and acquisitions.

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Compensation Discussion and Analysis

Introduction

In this section, we describe the material components of our executive compensation program for our “Named Executive Officers” or “NEOs”:

Name	Title
John R. Ambroseo	President and Chief Executive Officer
Helene Simonet	Executive Vice President and Chief Financial Officer
Mark S. Sobey	Executive Vice President and General Manager, Specialty Laser Systems
Paul Sechrist	Executive Vice President, Worldwide Sales and Service
Bret DiMarco	Executive Vice President, General Counsel and Corporate Secretary

We also provide an overview of our executive compensation philosophy, principal compensation policies and practices by which the Compensation and H.R. Committee arrives at its decisions regarding NEO compensation.

Stockholder Feedback

The committee carefully considers feedback from our stockholders regarding our executive compensation program, including the results of our annual advisory vote on executive compensation, which (as seen below) has been strongly supported by our stockholders. Stockholders are invited to express their views to the committee as described in this proxy under the heading “Stockholder Communication with the Board of Directors.” We strongly urge our stockholders to read this Compensation Discussion and Analysis in conjunction with the advisory vote under Proposal Three.

Executive Summary

Our Business

Founded in 1966, we are a world leader in providing photonics based solutions to the commercial and scientific research markets. Our common stock is listed on the NASDAQ Global Select Market and is part of the Russell 2000 and Standard & Poor’s SmallCap 600 Index. For more information about our business, please read “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 28, 2012.

Selected Business Highlights

Fiscal 2012 saw Coherent maintain a strong financial performance. However, we did not match the prior year’s level of growth, especially when measured against the multiple financial performance records seen in fiscal 2011, including annual revenue, pro forma EBITDA percentage and pro forma earnings per share. Our continued strong financial performance allowed us to continue to invest in the development of new technologies and to prudently return money to our stockholders through our stock repurchase programs. These results did not fully meet the performance requirements under our executive compensation programs and you will see in the coming pages that our executive variable cash compensation program had a significantly lower payout than targeted.

Set forth below are tables reflecting several performance metrics from the last three fiscal years.

Our revenue grew 33% from fiscal 2010 to fiscal 2011 and decreased 4% from fiscal 2011 to fiscal 2012 (dollars in millions):

Our pro forma EBITDA% increased from 17% to 19.5% from fiscal 2010 to fiscal 2011 and decreased to 18.4% in fiscal 2012:

Our non-GAAP earnings per share grew 80% from fiscal 2010 to fiscal 2011 and declined 11% in fiscal 2012:

For a reconciliation table of earnings per share on a GAAP basis and EBITDA % to net income as a percentage of revenue, please refer to the “Reconciliation Table” at the end of this section.

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Compensation Overview

Compensation Philosophy. Our approach to compensating our executives is to tie total compensation to stockholder value by our results of operations and our stock price. This approach provides strong alignment between executive pay and performance and focuses executives on making decisions that enhance our stockholder value in both the short and long-term. We design our executive compensation program to achieve the following goals:

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Pay for Performance, with both short and long-term measurements—A significant portion of the annual compensation of our executives is designed to vary with annual business performance and a comparative achievement to stockholder return by a comparison to the Russell 2000 Index.

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Tie compensation to performance of the core business—Our fiscal 2012 annual cash bonus plan was dependent upon Coherent’s achievement against two thresholds: adjusted EBITDA dollars and net sales. The committee felt these were the most effective metrics for tying management’s compensation directly to Coherent’s core operating results.

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Retain and Hire Talented Executives—Executives should have base salaries and employee benefits that are market competitive and the committee positions the midpoint of our target compensation ranges near the 50th percentile of our peer group (as noted below), with actual compensation falling above or below depending upon Coherent’s financial performance.

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Align compensation with stockholder interests—Our stockholders benefit from continued strong operating performance by the Company and the committee believes that having a significant portion of compensation tied to equity with both time and performance-based vesting requirements directly aligns management to stockholder returns. Grants of performance-based RSUs in fiscal 2012 have a single vesting date three years from grant solely dependent upon the performance of Coherent’s common stock price measured against the Russell 2000 Index. For each 1% Coherent’s common stock exceeds the performance of the Russell 2000 Index for the trailing ninety trading days from the vesting measurement date against the comparable period from the date of grant, the grant recipient will get a 2% increase in the number of shares above target (up to a maximum cap), and for each 1% below the Russell 2000 Index’s performance, a 2% decrease in the number of shares (down to zero). The maximum achievable amounts under the performance-based RSUs make up the largest potential portion of the equity grants for our chief executive officer.

Elements of Executive Compensation. During fiscal 2012, the compensation of our NEOs primarily consisted of (A) base salary, (B) participation in our annual variable cash incentive plan (referred to below as our “cash bonus plan” or “VCP”), and (C) long-term equity incentive awards divided between time-based RSUs and performance-based RSUs. For fiscal 2012, on average, approximately 80% of our NEO’s target compensation and approximately 88% of our CEO’s target compensation was delivered in the form of variable annual cash bonus plan and long-term equity incentives.

As a demonstration of how closely executive compensation is tied to company performance, the cash pay mix for our chief executive officer during fiscal 2012 at target, maximum and actual can be illustrated as follows (*) (dollars in thousands):

Compensation Governance. “Pay for performance” has been and remains at the core of Coherent’s executive compensation. We accomplish this primarily by (i) having a majority of the NEOs’ potential compensation being “at risk” through a combination of a fiscal year variable cash bonus program tied to achievement of operating metrics and (ii) equity grant vesting tied to achievement of a performance metric. In addition to this core philosophy, the committee monitors and considers evolving governance approaches and standards in executive compensation. As more fully discussed below, recent examples of how this philosophy is applied and changes made pursuant to compensation practices, include:

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As a result of the performance criteria of our annual cash bonus plan, in fiscal 2012 the payouts to our NEOs were approximately 19.9% as compared to target, including no payout in the second half of the year due to a failure to meet the threshold conditions;

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We have a claw-back policy for our chief executive officer and chief financial officer in certain circumstances;

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We have minimum share ownership requirements for our chief executive officer;

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Our change-of-control plan provides for payment only in “double-trigger” circumstances—namely a change-of-control coupled with a termination of employment; and

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Aside from our change-of-control plan, our executive officers do not have employment or severance contracts.

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Our stockholders recognized our corporate governance and executive compensation structure by overwhelmingly approving our “say on pay” advisory votes in each of the last two years:

In 2011, voting 19,684,002 shares (92%) in favor compared to only 591,602 shares (3%) against, with 1,204,275 shares (5%) abstaining;

In 2012, voting 20,764,535 shares (99%) in favor compared to only 187,670 shares (1%) against, with 24,577 shares (0*%) abstaining.

* Percentages are of votes cast and do not include “broker non-votes”

Role of Management

The committee regularly meets with Mr. Ambroseo, our chief executive officer, to obtain recommendations with respect to the compensation programs, practices and packages for our Named Executive Officers other than Mr. Ambroseo. Additionally, Ms. Simonet, our executive vice president and chief financial officer, Mr. DiMarco, our executive vice president and general counsel and members of our human resources department are regularly invited to meetings of the committee or otherwise asked to assist the committee.

The assistance of these individuals include providing financial information and analysis for the committee and its compensation consultant, taking minutes of the meeting or providing legal advice, developing compensation proposals for consideration, and providing insights regarding our employees (executive and otherwise) and the business context for the committee’s decisions. Named Executive Officers will attend portions of committee meetings when requested, but leave the meetings when matters potentially affecting them are discussed.

The committee makes decisions regarding Mr. Ambroseo’s compensation without him present.

Role of the Committee’s Compensation Consultant

The committee is committed to utilizing the services of an independent compensation consultant and in fiscal 2012, engaged Compensia as its independent compensation consultant. Compensia assisted the committee by:

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Reviewing and analyzing our executive compensation program; and

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Providing market data and ranges for fiscal 2012 compensation.

Additionally, in fiscal 2012, Compensia was retained by the Governance and Nominating Committee to review, analyze and make recommendations regarding compensation for service on the Board of Directors and its committees.

The independent compensation consultant serves at the discretion of the committee and is not permitted to do other work for Coherent unless expressly authorized by the committee. Since retention, Compensia has not performed any work for Coherent other than its work with the committee, the Board of Directors or other committees of the Board of Directors. The committee is focused on maintaining the independence of its compensation consultant and, accordingly, does not anticipate having its consultant perform any other work for the Company in addition to its direct work for the committee or the Board.

We also participate in and maintain a subscription to the Radford Global Technology Survey. This survey provides benchmark data and compensation practices reports to assist us with regards to employee compensation generally.

Pay Positioning Strategy and Benchmarking of Compensation

We have striven to position the midpoint of our target compensation ranges near the 50th percentile of our peers, resulting in targeted total compensation that is competitive within our labor market for performance that meets the objectives established by the committee. A Named Executive Officer’s actual salary, cash incentive compensation opportunity and equity compensation may fall below or above the target position based on the individual’s experience, seniority, skills, knowledge, performance and contributions. These factors are weighed individually by the committee in its judgment, and no single factor takes precedence over others nor is any formula used in making these decisions.

The chief executive officer’s review of the performance of the other Named Executive Officers is considered by the committee in making individual pay decisions. With respect to the chief executive officer, the committee additionally considered the performance of Coherent as a whole and the views of the Board of Directors regarding the chief executive officer’s performance. Actual realized pay is higher or lower than the targeted amounts for each individual based primarily on the Company’s performance.

In analyzing our executive compensation program relative to this target market positioning, the committee reviews information provided by its independent compensation consultant, which includes an analysis of data from peer companies’ proxy filings with respect to similarly situated individuals at the peer companies and the Radford Global Technology Survey, which is a broad cross-section of technology companies of similar size to Coherent.

For pay decisions made in fiscal 2012, after consulting with our independent compensation consultant, the committee determined that the following companies comprise the peer group for fiscal 2012:

Cabet Microelectronics	JDS Uniphase
Infinera	MKS Instruments
Cymer Inc.	National Instruments
Emulex	Newport
Entegris	Novellus Systems
FEI	Opnext
Finisar	Polycom
FLIR Systems	Plantronics
Harmonic	PMC-Sierra
Integrated Device Tech.	Trimble Navigation

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The committee made the following changes to the group of peer companies from fiscal 2011 primarily as a result of filtering such companies through the selection criteria noted below:

Removed: Altera, Linear Technology, Opnext, Varian Semiconductor and Veeco Instruments.

Added: Cabot Microelectronics, Emulex, Entegris, Harmonic, MKS Instruments, National Instruments, Novellus Systems and Polycom.

Several factors are considered in selecting the peer group, the most important of which are:

Primary Criteria

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Industry (primarily companies in the Electronic Equipment and Semiconductor sub-industry classifications defined by the Global Industry Classification Standard (GICS) system);

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Revenue level (primarily companies with annual revenues between 0.5x-2.0x that of Coherent);

Secondary Criteria

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Annual revenue growth of greater than 5%;

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Market capitalization between 0.5 and 2.0x of Coherent; and

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Market capitalization as a multiple of revenues of greater than 1.5x.

The committee annually reviews the composition of the peer group to ensure it is the most relevant set of companies to use for comparison purposes.

Components of Our Executive Compensation Program

The principal components of our executive officer compensation and employment arrangements during fiscal 2012 included:

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Base salary;

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Variable cash bonus program;

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Equity awards; and

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Other benefits.

These components were selected because the committee believes that a combination of salary, incentive pay and benefits is necessary to help us attract and retain the executive talent on which Coherent’s success depends. The following table shows at target the components of total direct compensation for our named executive officers as a group for fiscal 2012.

# NAMED EXECUTIVE OFFICERS
# FY 2012 TOTAL DIRECT COMPENSATION AT TARGET

20%
66%
14%
Long-Term Equity Compensation
Base Salary
Annual Incentive

Base Salary

Base salary is the foundation to providing an appropriate total direct compensation package. We use base salary to fairly and competitively compensate our executives for the jobs we ask them to perform. This is the most stable component of our executive compensation program, as this amount is not at risk. The committee reviewed market data information provided by Compensia with respect to similarly situated individuals to assist it in determining the base salary for each Named Executive Officer, depending upon the particular executive’s experience and historical performance. There were no increases to salary in fiscal 2012 for any of our Named Executive Officers.

Variable Cash Incentive Compensation

A substantial portion of each individual’s potential short-term compensation is in the form of variable incentive pay tied to committee-established goals. In fiscal 2012, Coherent maintained one incentive cash program under which executive officers were eligible to receive bonuses, the 2012 Variable Compensation Plan (“2012 VCP”).

2012 VCP

The 2012 VCP was designed as an “at risk” bonus compensation program to promote a focus on the growth and profitability of Coherent. It provided incentive compensation opportunity in line with targeted market rates to our Named Executive Officers. Under the 2012 VCP, participants were eligible to receive bi-annual bonuses (with measurement periods for the first half and the second half of the 2012 fiscal year). In setting the performance goals, the committee assessed the anticipated difficulty and importance to the success of Coherent of achieving the performance goals.

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The actual awards (if any) payable for each semi-annual period varied depending on the extent to which actual performance met, exceeded or fell short of the goals approved by the committee, which are set at the beginning of the fiscal year. The 2012 VCP goals were tied to Coherent achieving varying levels of adjusted EBITDA dollars (“adjusted EBITDA $”), with a requirement of achieving two thresholds for each payment period: (1) at least 80% of the Board-approved budgeted revenue and (2) a minimum of a certain adjusted EBITDA $, without giving effect to any 2012 VCP payments. Adjusted EBITDA was defined as earnings before interest, taxes, depreciation, amortization and certain other non-operating income and expense items and other items, such as the fiscal impact of stock option expensing under Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC 718, 2012 VCP earned, impairment or restructuring charges, and the impact of acquisitions made during the fiscal year.

Each measurement period had the same range of between zero and 200%, with target at 100% of the executive’s participation rate. Consistent with its analysis of whether compensation programs create risk, the committee reduced the maximum percentage which could be earned under the annual cash bonus program with the 2012 fiscal year from 300% to 200%.

Fiscal 2012 Variable Compensation Plan Scale for Named Executive Officers

ADJUSTED EBITDA$ ACHIEVEMENT FOR FIRST HALF FY 2012 WAS $72.1M, WITH A CORRESPONDING PAYOUT OF APPROXIMATELY 39.9% OF TARGET

First Half FY 2012 VCP Scale
Adjusted EBITDA $ (in millions)	Payout
$65.6 (threshold)	0%
$73.8	50%
$82.0	100%
$88.2	150%
$94.4 (and above)	200%
Revenue Threshold $325.3 million

ADJUSTED EBITDA$ ACHIEVEMENT FOR SECOND HALF FY 2012 WAS $70.6M, RESULTING IN NO PAYOUT

Second Half FY 2012 VCP Scale
Adjusted EBITDA $ (in millions)	Payout
$83.0 (threshold)	0%
$93.4	50%
$103.7	100%
$109.9	150%
$116.1	200%
Revenue Threshold $362.8 million

The tables below describe for each Named Executive Officer under the 2012 Variable Compensation Plan (i) the target percentage of base salary, (ii) the potential award range as a percentage of base salary, and (iii) the actual award earned for the measurement period in fiscal 2012.

FIRST HALF OF FISCAL YEAR 2012

Named Executive Officer	Target Percentage of Salary	Payout Percentage Range of Salary	Actual Award ($)(1)	Actual Award Percentage of Salary(2)
John Ambroseo	100%	0-200%	124,629	39.9%
Helene Simonet	70%	0-140%	56,532	39.9%
Mark Sobey	60%	0-120%	43,071	39.9%
Paul Sechrist	50%	0-100%	32,403	39.9%
Bret DiMarco	50%	0-100%	33,400	39.9%

SECOND HALF OF FISCAL YEAR 2012

Named Executive Officer	Target Percentage of Salary	Payout Percentage Range of Salary	Actual Award ($)(1)	Actual Award Percentage of Salary(2)
John Ambroseo	100%	0-200%	0	0%
Helene Simonet	70%	0-140%	0	0%
Mark Sobey	60%	0-120%	0	0%
Paul Sechrist	50%	0-100%	0	0%
Bret DiMarco	50%	0-100%	0	0%

(1)

Reflects amounts earned during the applicable half of fiscal 2012.

(2)

This reflects the aggregate bonuses earned by the Named Executive Officers for the applicable half of fiscal 2012 under the 2012 VCP.

Equity Awards

We believe that equity awards provide a strong alignment between the interests of our executives and our stockholders. We seek to provide equity award opportunities that are consistent with our targeted market median, with the potential for increase for exceptional financial performance, consistent with the reasonable management of overall equity compensation expense and stockholder dilution. Finally, we believe that long-term equity awards are an essential tool in promoting executive retention. For fiscal 2012, our long-term incentive program included the grant of time-based RSUs and performance-based RSUs. These components provide a reward for past corporate and individual performance and as an incentive for future performance.

When making its compensation decisions, the committee reviews a compensation overview prepared by its independent compensation consultant which reflects potential realizable value under current short and long-term compensation arrangements for each Named Executive Officer.

Fiscal 2012 Equity Grants

For fiscal 2012, the committee determined to base the equity program on a combination of time-based and performance-based RSUs. In particular, the committee determined to measure achievement for the performance grants by the relative performance of Coherent’s total shareholder return against that of the Russell 2000 Index. The committee believed that using the Russell 2000 Index (in which Coherent is a member) as a proxy of total stockholder return directly aligns executive compensation with stockholder interest. The committee determined that both the performance-based and time-based RSU grants provide a further retention tool in that the time-based grants vest over two years with one-year annual cliff vesting and, for the performance-based grants, a single measurement period three years from the date of grant.

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In fiscal 2012 the committee transitioned to a performance-based program whereby there is only a single measurement period at the end of three years rather than individual one-year tranches. Accordingly, it set target achievement for all Named Executive Officers (other than the chief executive officer) to receive an equity distribution of approximately 2/3rds time-based and 1/3rdsperformance-based equity award payouts at target, with a 50/50 distribution in the event of maximum achievement.

For our chief executive officer, our goal is that at the end of three years, our chief executive officer will receive greater than half of his total equity awards in performance-based equity awards at target achievement. Accordingly, for our chief executive officer, at target, approximately 60% of his equity awards are performance-based and at maximum achievement that percentage increases to approximately 75%.

In the event of a change of control of the Company, the performance-based grants will be measured, with respect to performance periods not yet completed, by the relative total shareholder return of Coherent against the Russell 2000 Index through the date of the change of control and such performance-based shares would then convert to time-based vesting with a single vesting date at the three year anniversary of the grant.

The following chart shows the aggregate composition of equity grants for fiscal 2012 to our chief executive officer assuming the maximum achievement under the performance-based grants:

## FY 2012 CEO EQUITY GRANT COMPONENTS AT MAXIMUM ACHIEVEMENT

25%
75%
Performance Based RSUs
Time Based RSUs

The following tables reflects the equity grants to the Named Executive Officers during the first quarter of fiscal 2012:

Named Executive Officer	Time-Based RSU Grants	Performance-Based RSU Grants Range (issuance dependent upon achievement)
John Ambroseo	24,000	0 –	72,000
Helene Simonet	10,050	0 –	9,900
Mark Sobey	9,380	0 –	9,240
Paul Sechrist	8,040	0 –	7,920
Bret DiMarco	6,700	0 –	6,600
Named Executive Officer	Performance- Based RSU Grants at Target
John Ambroseo	36,000
Helene Simonet	4,950
Mark Sobey	4,620
Paul Sechrist	3,960
Bret DiMarco	3,300

Equity Award Practices

Equity grants to our employees are driven by our annual review process. Grant guidelines are based on competitive market practices. Typically, an eligible employee is granted equity at the first committee meeting after beginning employment and may be eligible for periodic grants thereafter. Eligibility for and the size of grants are influenced by the then-current guidelines for non-executive officer grants and the individual’s performance or particular requirements at the time of hire.

In fiscal 2012, the committee granted an aggregate of 397,861 shares subject to time-based and performance-based restricted stock units ( at maximum ), representing approximately 1.68% of Coherent’s outstanding common stock as of September 30, 2012 (excluding automatic and initial grants to directors). The committee did not grant any stock options during fiscal 2012 to employees. With the assistance of Compensia, the committee has reviewed this burn rate relative to peer practices and guidance from Institutional Shareholder Services (ISS) and found that the total dilution was consistent with the median of peer practices and complied with ISS guidelines.

During fiscal 2012 equity grants were only made at meetings of the committee.

Chief Executive Officer Minimum Stock Ownership Guidelines

During fiscal 2012, the committee adopted mandatory stock ownership guidelines for our chief executive officer. Our guidelines require that the chief executive officer hold shares with a value of at least three times base salary, without counting vested or unvested option grants or unvested grants of RSUs. Compliance is measured as of the date of each year’s annual meeting based on the stock price of the shares as of the date of their acquisition. In the event that our chief executive officer does not satisfy the minimum requirements, then 25% of the net after-tax shares (e.g. exercised options/shares received on the vesting of RSUs) must be held until the guidelines are met. As of December 31, 2012, Mr. Ambroseo held stock worth approximately eleven times his base salary and, accordingly, significantly exceeded the minimum stock ownership guideline.

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Other Benefits

Retirement Plans

Executive officers are eligible to participate in our 401(k) Retirement Plan on the same terms as all other U.S. employees, including a 4% Company matching contribution. Our 401(k) Retirement Plan is a tax-qualified plan and therefore is subject to certain Internal Revenue Code limitations on the dollar amounts of deferrals and Company contributions that can be made to plan accounts. These limitations apply to our more highly-compensated employees (including the Named Executive Officers).

We maintain a Deferred Compensation Plan for certain employees and members of the Board. The Deferred Compensation Plan permits eligible participants to defer receipt of compensation pursuant to the terms of the plan. The Deferred Compensation Plan permits participants to contribute, on a pre-tax basis, up to 75% of their base salary earnings, up to 100% of their bonus pay and commissions and up to 100% of directors’ annual retainer earned in the upcoming plan year. Plan participants may invest deferrals in a variety of different deemed investment options. To preserve the tax-deferred status of deferred compensation plans, the IRS requires that the available investment alternatives be “deemed investments.” Participants do not have an ownership interest in the funds they select; the funds are only used to measure the gains or losses that are attributed to the participant’s deferral account over time.

The committee considers the Deferred Compensation Plan to be a reasonable and appropriate program because it promotes executive officer retention by offering a deferred compensation plan that is comparable to and competitive with what is offered by our peer group of companies.

Employee Stock Purchase Plan

Our stockholders have approved an employee stock purchase plan whereby employees can purchase shares for a discount, subject to various participation limitations. As employees, our Named Executive Officers are eligible to participate in this plan.

Severance and Change of Control Arrangements

We have adopted our Change of Control Severance Plan (the “Change of Control Plan”) which provides certain benefits in the event of a change of control of Coherent for certain executives, including each of our Named Executive Officers. Benefits are provided if there is a change in ownership of Coherent, a change in effective control of Coherent, or a change in ownership of a substantial portion of Coherent’s assets (in each case as construed under Section 409A of the Internal Revenue Code and the regulations thereunder)(a “change of control”) and within two years thereafter (or within two months prior thereto) the participant’s employment is terminated without cause or is voluntarily terminated following a constructive termination. The committee believes the Change of Control Plan serves as an important retention tool in the event of a pending change of control transaction.

The Change of Control Plan was amended and restated in the first quarter of fiscal 2013. Among the amendments made to the plan in fiscal 2013 were: eliminating outplacement assistance and adding a time-limited protection against terminations made in anticipation of a change of control as well as changes to the definition of “Good Reason.”

The committee reviews the provisions of the Change of Control Plan at a minimum every two years at or immediately prior to the termination of the plan. The committee believes that reviewing the Change of Control Plan every two years allows for the right balance in providing certainty for the participants while providing the committee with the opportunity to revise the plan consistent with corporate governance best practices, evolving peer group practices and regulatory changes.

The committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our NEOs. These arrangements serve specific purposes unrelated to the determination of the NEOs’ total direct compensation for a specific year.

Executive Perquisites and Other Personal Benefits

In the first quarter of fiscal 2011, the committee determined, upon recommendation from management and in consultation with Compensia, to eliminate and phase-out executive perquisites effective January 1, 2011. The use of leased vehicles by executives was terminated for Ms. Simonet and Mr. DiMarco in October 2011 and in April 2012 for Mr. Ambroseo.

Automobile Benefit. During fiscal 2012 prior to the termination of vehicle leases, Mr. Ambroseo, Ms. Simonet and Mr. DiMarco utilized vehicles leased by Coherent. The leased automobiles were administered by a third party financing agency and Coherent paid the monthly lease amount. Executive officers were either reimbursed for or provided gas, oil, maintenance and insurance for automobiles leased under this program. Participants in the automobile program incurred annual imputed income on the personal use of any vehicles under the program, including fuel and miles, as determined using the Internal Revenue Code rules.

Tax and Accounting Considerations

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Accounting for Stock-Based Compensation—We account for stock-based compensation in accordance with the requirements of ASC 718. We also take into consideration ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for our stock-based compensation programs.

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Section 162(m) of the Internal Revenue Code—This section limits the deductibility of compensation for our chief executive officer and our other most highly compensated Named Executive Officers (other than our chief financial officer) unless the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Our 2001 Stock Plan and 2011 Plan are designed so that option grants and certain performance-based full value awards thereunder are fully tax-deductible. Cash compensation (including both base salary and payments under our 2012 VCP) and time-based full-value awards are not qualified as “performance-based” compensation under Section 162(m). We may from time to time pay compensation to our executive officers (including under our VCP) that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of the stockholders after taking various factors into consideration, including business conditions and the performance of such executive officer.

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Section 409A of the Internal Revenue Code—Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider received “deferred compensation” that does not satisfy the requirements of Section 409A. We consider Section 409A in the design and operation of any plans.

Other Compensation Policies

To further align our executive compensation program with the interests of our stockholders, at the end of fiscal 2009, a committee of the Board approved a recoupment policy. The recoupment policy provides that, in the event that there is an accounting restatement and there is a finding by the Board that such restatement was due to the gross recklessness or intentional misconduct of the chief executive officer or chief financial officer and it caused material noncompliance with any financial reporting requirement, then Coherent shall seek disgorgement of any portion of the bonus or other incentive or equity based compensation related to such accounting restatement received by such individual during the 12-month period following the originally filed financial document.

Compensation Committee Interlocks and Insider Participation

During fiscal 2012, the Compensation and H.R. Committee of the Board consisted of Messrs. Vij (Chair), Krause, Rogerson and Tomlinson. In December 2011, Mr. Flatley replaced Mr. Rogerson on the committee. None of the members of the committee has been or is an officer or employee of Coherent. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation and H.R. Committee. No member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Committee Independence

Each of the members of the committee qualifies as (i) an “independent director” under the requirements of The NASDAQ Stock Market, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “1934 Act”), (iii) an “outside director” under Section 162(m) of the Code and (iv) an “independent outside director” as that term is defined by ISS.

Compensation and H.R. Committee Report

The Compensation and H.R. Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and H.R. Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation and H.R. Committee

Sandeep Vij, Chair

Jay Flatley

L. William Krause

Larry Tomlinson

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RECONCILIATION TABLE—NON-GAAP EARNINGS PER SHARE

	Year Ended
	September 29, 2012	October 1, 2011	October 2, 2010
GAAP NET INCOME PER DILUTED SHARE	$2.62	$3.66	$1.47
Stock based compensation	0.48	0.36	0.27
One-time tax expense (benefit)	(0.19)	(0.32)	—
Write-off of intangibles and inventory	0.18	—	—
Gain on Finland dissolution	—	(0.24)	—
Restructuring costs	—	—	0.24
Stock option investigation and litigation expense (benefit)	—	—	(0.06)
NON-GAAP NET INCOME PER DILUTED SHARE	$3.09	$3.46	$1.92

RECONCILIATION TABLE—PRO FORMA EBITDA%

	Fiscal Year
	2012	2011	2010
NET INCOME % OF REVENUE	8.2%	11.6%	6.1%
Income tax expense (benefit)	3.6%	3.8%	3.5%
Interest and other income (expense), net	0.1%	(1.2%)	0.1%
Depreciation and amortization	3.9%	3.6%	4.9%
Restructuring and one time benefits/charges	0.6%	0.1%	1.1%
Stock based compensation	2.1%	1.6%	1.4%
PRO FORMA EBITDA % OF REVENUE	18.4%	19.5%	17.0%

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Fiscal 2012 Summary Compensation Table

The table below presents information concerning the total compensation of our Named Executive Officers for the fiscal years ended September 29, 2012, October 1, 2011, and October 2, 2010.

Name and Principal Position	Fiscal Year		Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
John Ambroseo, Chief Executive Officer and President	2012	(1)	625,019	3,860,280	N/A	124,629	34,591	(7)	4,644,519
	2011		612,901	2,452,700	N/A	1,628,675	46,841	(7)	4,741,117
	2010		580,008	981,000	600,390	870,012	277,527	(6)(7)	3,308,937
Helene Simonet, Executive Vice President and Chief Financial Officer	2012	(1)	405,018	891,644	N/A	56,532	33,532	(8)	1,386,725
	2011		395,587	660,675	N/A	738,776	41,183	(8)	1,836,221
	2010		369,990	366,240	224,146	388,490	46,664	(6)(8)	1,395,530
Mark Sobey, Executive Vice President General Manager, SLS	2012	(1)	360,006	832,201	N/A	43,071	11,852	(9)	1,247,130
	2011		343,856	616,630	N/A	562,863	27,277	(9)	1,550,626
	2010		293,673	313,920	192,125	255,017	22,378	(9)	1,077,113
Paul Sechrist,(10) Executive Vice President Worldwide Sales, Service and Marketing	2012	(1)	325,000	713,314	N/A	32,403	12,233	(11)	1,082,950
	2011		306,573	570,055	N/A	423,443	16,357	(11)	1,316,428

Bret DiMarco,	2012	(1)	333,985	594,429	N/A	33,400	27,543	(12)	989,357
Executive Vice President and General Counsel	2011		325,580	440,450	N/A	436,478	33,405	(12)	1,235,913
	2010		297,309	274,680	168,109	225,000	36,527	(12)	1,001,625

(1)

Reflects the dollar amount of salary earned in fiscal year 2012.

(2)

Amounts shown reflect the grant date fair value of awards granted in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Reflects unvested time-based and performance-based RSUs; there is no guaranty that the recipients will ultimately receive this amount, or any amount.

(3)

The amounts shown reflect the grant date fair value of stock options determined pursuant to FASB ASC Topic 718. These options vest annually over a three year period. Pursuant to FASB ASC Topic 718, the amounts shown here exclude the effect of estimated forfeitures related to service-based vesting conditions. The assumptions used in the valuation of these awards are set forth in Note 14, “Employee Stock Option and Benefit Plans” of the Financial Statements in our annual report on Form 10-K. These amounts do not correspond to the actual value, if any, that may ultimately be recognized by the Named Executive Officers. As seen in the table, no stock options were granted to the named executive officers in fiscal 2011 and 2012.

(4)

Reflects the dollar amounts earned under the Variable Compensation Plan (VCP) during fiscal 2011, fiscal 2010 and fiscal 2009.

(5)

As previously noted, effective January 1, 2011, the Compensation and H.R. Committee announced the elimination and phasing out of executive perquisites. Fiscal 2011, therefore, included an executive medical benefit (which was on a calendar year calculation and is no longer in effect), the calendar 2010 contribution to the Company’s non-qualified deferred compensation plan (which will not be made for calendar 2011), and automobile benefits. Fiscal 2012 includes an automobile benefit for Messrs. Ambroseo and DiMarco and Ms. Simonet, which was phased out for Ms. Simonet and Mr. DiMarco in October, 2011 and April, 2012 for Mr. Ambroseo. The Company, however, administered its automobile benefits on a December-November calendar basis and, therefore, imputed almost a full year of income for Mr. Ambroseo, Ms. Simonet and Mr. DiMarco even though in fiscal 2012 the benefit phased out after one month (Simonet and DiMarco) and seven months (Ambroseo) of the fiscal year. Executives will continue to receive the regular Company-provided 401(k) employee contribution match (subject to applicable IRS rule limitations).

(6)

For fiscal year 2010, Mr. Ambroseo and Ms. Simonet “All Other Compensation” includes a payment for expired stock option grants that we previously disclosed on Form 8-K filing dated December 9, 2009. As noted in the Form 8-K, from November 1, 2006 to December 31, 2007 we imposed a company-wide blackout on the exercise of stock options because we were not current in our financial reporting obligations due to an internal historical stock option grant practices investigation. The Compensation and H.R. Committee approved payments to these individuals, which amounts were determined pursuant to the same formula used for non-executive officers.

(7)

For fiscal 2012, includes (a) amounts contributed by us under the Company’s 401(k) plan ($9,862), and (b) the use of a Company-leased and maintained automobile (“Car Allowance”) ($21,414) which as previously noted, was phased out. For fiscal 2011, includes (a) amounts contributed by us under the Company’s 401(k) plan ($9,656) and deferred compensation plan ($10,920), (b) Car Allowance ($20,630), (c) amounts reimbursed pursuant to executive medical reimbursement ($2,634). For fiscal 2010, includes (a) amounts contributed by us under the Company’s 401(k) plan ($8,902) and deferred compensation plan ($10,177), (b) Car Allowance ($12,436), (c) the payment described in footnote (7) above ($237,000), (d) payment for buy-out of earned vacation ($1,785) and (e) amounts reimbursed pursuant to executive medical reimbursement ($5,228).

(8)

For fiscal 2012, includes (a) amounts contributed by us under the Company’s 401(k) plan ($10,477), and (b) Car Allowance ($17,513) which as previously noted, was phased out. For fiscal 2011, includes (a) amounts contributed by us under the Company’s 401(k) plan ($7,446) and deferred compensation plan ($4,927), (b) Car Allowance ($17,513), (c) amounts reimbursed pursuant to executive medical reimbursement ($7,468). For fiscal 2010, includes (a) amounts contributed by us under the Company’s 401(k) plan ($8,662) and deferred compensation plan ($4,184), (b) a Car Allowance ($17,513), (d) the payment described in footnote (7) above ($8,550), and (e) amounts reimbursed pursuant to executive medical reimbursement ($4,195).

(9)

For fiscal 2012, includes (a) amounts contributed by us under the Company’s 401(k) plan ($10,000). For fiscal 2011, includes (a) amounts contributed by us under the Company’s 401(k) plan ($10,622) and deferred compensation plan ($1,919), (b) Car Allowance ($4,500), (c) amounts reimbursed pursuant to executive medical reimbursement ($8,473). For fiscal 2010, includes (a) amounts contributed by us under the Company’s 401(k) plan ($10,358) and deferred compensation plan ($953), (b) a Car Allowance ($9,000) and (c) amounts reimbursed pursuant to executive medical reimbursement ($668).

(10)

Mr. Sechrist was promoted to Executive Vice President Worldwide Sales, Service and Marketing and became an executive officer on March 31, 2011. Accordingly, information for 2010 for Mr. Sechrist has been omitted.

(11)

For fiscal 2012, includes (a) amounts contributed by us under the Company’s 401(k) plan ($10,577). For fiscal 2011, includes (a) amounts contributed by us under the Company’s 401(k) plan ($11,023) and deferred compensation plan ($792) and (b) amounts reimbursed pursuant to executive medical reimbursement ($2,987).

(12)

For fiscal 2012, includes (a) amounts contributed by us under the Company’s 401(k) plan ($10,008), (b) Car Allowance ($16,790) which as previously noted, was phased out. For fiscal 2011, includes (a) amounts contributed by us under the Company’s 401(k) plan ($10,469) and deferred compensation plan ($2,062), (b) Car Allowance ($16,790), (c) amounts reimbursed pursuant to executive medical reimbursement ($3,362). For fiscal 2010, includes (a) amounts contributed by us under the Company’s 401(k) plan ($10,154) and deferred compensation plan ($1,425), (b) Car Allowance ($16,296), and (d) amounts reimbursed pursuant to executive medical reimbursement ($7,992).

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Grants of Plan-Based Awards in Fiscal 2012

Except as set forth in the footnotes, the following table shows all plan-based equity and non-equity incentive awards granted to our Named Executive Officers during fiscal 2012.

GRANTS OF PLAN-BASED AWARDS

Name	Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Actual Payouts Under Non-Equity Incentive Plan Awards ($)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # of Securities Underlying Options (#)	All Other Option Awards: # of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value ($)(1)
			Thres- hold ($)		Target ($)	Maxi- mum ($)			Thres- hold (#)	Target (#)	Maxi- mum (#)
John Ambroseo	PRSU	11/8/2011							0	36,000	72,000				$2,577,240
	RSU	11/8/2011										24,000			$1,283,040
	1st semi-annual bonus		0	(2)	312,500	625,000	124,629
	2nd semi-annual bonus		0	(2)	312,500	625,000	0
	Total		0	(2)	625,000	1,250,000	124,629	(3)
Helene Simonet	PRSU	11/8/2011							0	4,950	9,900				$354,370
	RSU	11/8/2011										10,050			$537,273
	1st semi-annual bonus		0	(2)	141,750	283,500	56,532
	2nd semi-annual bonus		0	(2)	141,750	283,500	0
	Total		0	(2)	283,500	567,000	56,532	(3)
Mark Sobey	PRSU	11/8/2011							0	4,620	9,240				$330,746
	RSU	11/8/2011										9,380			$501,455
	1st semi-annual bonus		0	(2)	108,000	216,000	43,071
	2nd semi-annual bonus		0	(2)	108,000	216,000	0
	Total		0	(2)	216,000	432,000	43,071	(3)
Paul Sechrist	PRSU	11/8/2011							0	3,960	7,920				$283,496
	RSU	11/8/2011										8,040			$429,818
	1st semi-annual bonus		0	(2)	81,250	162,500	32,403
	2nd semi-annual bonus		0	(2)	81,250	162,500	0
	Total		0	(2)	162,500	325,000	32,403	(3)
Bret DiMarco	PRSU	11/8/2011							0	3,300	6,600				$236,247
	RSU	11/8/2011										6,700			$358,182
	1st semi-annual bonus		0	(2)	83,750	167,500	33,400
	2nd semi-annual bonus		0	(2)	83,750	167,500	0
	Total		0	(2)	167,500	335,000	33,400	(3)

(1)

Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2012 in accordance with ASC 718, and includes grants made in fiscal 2012. The assumptions used in the valuation of these awards are set forth in Note 14 “Employee Stock Option and Benefits Plans” of the Financial Statements in the Annual Report on Form 10-K. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)

Failure to meet a minimum level of performance would have resulted in no bonus paid out under the 2012 Variable Compensation Plan.

(3)

Reflects the amount earned under the 2012 Variable Compensation Plan during the 2012 fiscal year.

COHERENT, INC. – 2012 Proxy Statement   27

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Option Exercises and Stock Vested at 2012 Fiscal Year-End

The table below sets forth certain information for each Named Executive Officer regarding the exercise of options and the vesting of stock awards during the year ended September 29, 2012, including the aggregate value realized upon such exercise or vesting.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John Ambroseo	—	—	44,083	2,201,062
Helene Simonet	—	—	13,867	685,569
Mark Sobey	15,500	469,520	11,915	589,379
Paul Sechrist	—	—	9,515	484,280
Bret DiMarco	14,084	394,612	10,050	496,419
(1) Reflects the difference between the exercise price of the option and market price of our Common Stock on the exercise date. (2) Reflects the market price of our Common Stock on the vesting date.

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Outstanding Equity Awards at Fiscal 2012 Year-End

The following table presents information concerning unexercised options and stock that has not yet vested for each Named Executive Officer outstanding as of September 29, 2012.

Name	Grant Date	Option Awards(1)				Stock Awards			Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
		Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
John Ambroseo	11/08/2011	—	—	—	—	24,000		1,100,640	—	—
	11/08/2011	—	—	—	—	72,000	(5)	3,301,920	—	—
	11/29/2010	—	—	—	—	13,333		611,451	—	—
	11/29/2010	—	—	—	—	46,666	(3)	2,140,103	—	—
	11/20/2009	—	—	—	—	12,500		573,250	—	—
	11/20/2009	50,000	25,000	$26.16	11/20/2016	—		—	—	—
	11/17/2008	25,200	—	$23.16	11/17/2014	—		—	—	—
	10/03/2007	121,853	—	$32.95	10/03/2013	—		—	—	—
Helene Simonet	11/08/2011	—	—	—	—	10,050		460,893	—	—
	11/08/2011	—	—	—	—	9,900	(5)	454,014	—	—
	11/29/2010	—	—	—	—	5,000		229,300	—	—
	11/29/2010	—	—	—	—	10,000	(3)	458,600	—	—
	11/20/2009	—	—	—	—	4,666		213,983	—	—
	11/20/2009	9,333	9,334	$26.16	11/20/2016	—		—	—	—
	11/17/2008	8,984	—	$23.16	11/17/2014	—		—	—	—
Mark Sobey	11/08/2011	—	—	—	—	9,380		430,167	—	—
	11/08/2011	—	—	—	—	9,240	(5)	423,746	—	—
	11/29/2010	—	—	—	—	4,666		213,983	—	—
	11/29/2010	—	—	—	—	9,332	(3)	427,966	—	—
	11/20/2009	—	—	—	—	4,000		183,440	—	—
	11/20/2009	—	8,000	$26.16	11/20/2016	—		—	—	—
Paul Sechrist	11/08/2011	—	—	—	—	8,040		368,714	—	—
	11/08/2011	—	—	—	—	7,920	(5)	363,211	—	—
	3/30/2011	—	—	—	—	666		30,543	—	—
	3/30/2011	—	—	—	—	1,332	(4)	61,086	—	—
	11/3/2010	—	—	—	—	3,000		137,580	—	—
	11/3/2010	—	—	—	—	6,000	(4)	275,160	—	—
	11/20/2009	—	—	—	—	3,000		137,580	—	—
	11/20/2009	12,000	6,000	$26.16	11/20/2016	—		—	—	—
	11/17/2008	16,500	—	$23.16	11/17/2014	—		—	—	—
	10/03/2007	10,000	—	$32.95	10/03/2013	—		—	—	—
Bret DiMarco	11/08/2011	—	—	—	—	6,700		307,262	—	—
	11/08/2011	—	—	—	—	6,600	(5)	302,676	—	—
	11/29/2010	—	—	—	—	3,333		152,851	—	—
	11/29/2010	—	—	—	—	6,666	(3)	305,703	—	—
	11/20/2009	—	—	—	—	3,500		160,510	—	—
	11/20/2009	—	7,000	$26.16	11/20/2016	—		—	—	—

(1)

Each of the unvested option grants set forth above vest in three equal installments on the anniversary of the date of grant.

(2)

Market value is determined by multiplying the number of shares by $45.86, the closing price of the Company’s common stock on September 28, 2012, the last trading date of the fiscal year.

(3)

The performance-based RSU vesting determination dates are November 29, 2011, November 29, 2012 and November 29, 2013. The performance based RSUs will vest in an amount which is 0-200% subject to the achievement of certain performance metrics. The amount reflected in the table is the maximum amount or 200%.

(4)

The performance-based RSU vesting determination dates are November 3, 2011, November 2, 2012 and November 1, 2013. The performance based RSUs will vest in an amount which is 0-200% subject to the achievement of certain performance metrics. The amount reflected in the table is the maximum amount or 200%.

(5)

The performance-based RSU vesting determination date is November 7, 2014. The performance based RSUs will vest in an amount which is 0-200% subject to the achievement of certain performance metrics. The amount reflected in the table is the maximum amount or 200%.

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Fiscal 2012 Non-Qualified Deferred Compensation

For a description of our Deferred Compensation Plan, see “Compensation Discussion and Analysis—Retirement Plans.” The following table presents information regarding the non-qualified deferred compensation activity for each Named Executive Officer during fiscal 2012:

Name	Executive Contributions in Last FY ($)(1)	Executive Deferrals including Company Contribution in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
John Ambroseo	289,632	—	—	941,415	—	6,090,306
SRP(3)	—	—	—	194,958	—	1,223,679
Helene Simonet	101,937	—	—	37,750	—	885,153
SRP(3)	—	—	—	9,764	—	127,089
Paul Sechrist	116,854	—	—	79,776		540,938
SRP(3)	—	—	—	30,695	—	147,053
Mark Sobey	11,077	—	—	3,888	—	30,341
Bret DiMarco	24,090	—	—	7,900	—	57,828

(1)

Amounts in this column consist of salary and/or bonus earned by the individual during fiscal year 2012, which is also reported in the Summary Compensation Table.

(2)

The deferred compensation in a participant’s account is fully vested and is credited with positive or negative investment results based upon plan investment options selected by the participant.

(3)

Amounts represent account balances and earnings from the Supplementary Retirement Plan (SRP) which was suspended on December 31, 2004. Deferrals (both executive and company) into this plan have been suspended. The Deferred Compensation Plan is the only non-qualified deferred compensation plan available for executive management.

Potential Payments upon Termination or Change of Control

Our Change of Control Plan provides for the payment of specified compensation and benefits upon certain terminations of the employment of the participants following a change of control of the Company. The Board has evaluated the economic and social impact of an acquisition or other change of control on its key employees. The Board recognizes that the potential of such an acquisition or change of control can be a distraction to its key employees and can cause them to consider alternative employment opportunities. The Board has determined that it is in the best interests of Coherent and its stockholders to assure that Coherent will have the continued dedication and objectivity of its key employees. The Board believes that the change of control plan will enhance the ability of our key employees to assist the Board in objectively evaluating potential acquisitions or other changes of control.

The Change of Control Plan provides that if within 24 months after (or two months prior to) a change of control the executive’s employment is terminated other than by reason of his or her death, disability, retirement or for cause, or the executive officer terminates his or her employment for “good reason,” the executive will receive a lump sum severance payment equal to 2.99 (in the case of Mr. Ambroseo) or 2.0 (in the case of Ms. Simonet and Messrs. DiMarco, Sechrist and Sobey) times the executive’s annual base salary and annual bonus (assuming achievement of all performance requirements thereof). “Good reason” is defined under the Change of Control Plan as any of the following that occurs after a change of control of the Company: a material reduction in cash and equity incentive opportunities, taken as a whole; a change in the site of employment by more than 25 miles; material reduction in the executive’s duties and responsibilities; the Company’s failure to obtain the written assumption by its successor of the obligations set forth in the Agreement; attempted termination of employment on grounds insufficient to constitute a basis of termination for cause under the terms of the change of control plan; or the Company’s breach of any of the provisions of the Change of Control Plan. Under the terms of the plan, the executives will also have acceleration of all vesting conditions for equity grants and a payment in lieu of health care for the executive (and his or her covered family members) will be provided on the same terms for two years and, in the case of Mr. Ambroseo, three years.

The following table shows the potential payments and benefits that we (or our successor) would be obligated to make or provide upon termination of employment of each our Named Executive Officers pursuant to the terms of the Change of Control Plan. Other than this plan, there are no other employment agreements or other contractual obligations triggered upon a change of control. For purposes of this table, it is assumed that each Named Executive Officer’s employment terminated at the close of business on September 28, 2012 (the last business day before the end of our fiscal year end on September 29, 2012). These payments are conditioned upon the execution of a form release of claims by the Named Executive Officer in favor of us. The amounts reported below do not include the nonqualified deferred compensation distributions that would be made to the Named Executive Officers following a termination of employment (for those amounts and descriptions, see the prior table). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. The total benefit per individual in the table below does not add to the total of the individual components due to rounding within each component.

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Named Executive Officer	Multiplier for Base Salary and Bonus	Nature of Benefit	Termination for Cause	Any Other Termination
John Ambroseo	2.99X	Salary Severance	—	$1,868,750
		Bonus Severance	—	$1,868,750
		Equity Compensation Acceleration(1)	—	$8,219,864
		Aggregate Healthcare Related Monthly Payment(2)	—	$99,000
		TOTAL BENEFIT		$12,056,364
Helene Simonet	2X	Salary Severance	—	$810,000
		Bonus Severance	—	$567,000
		Equity Compensation Acceleration(1)	—	$2,000,670
		Aggregate Healthcare Related Monthly Payment(2)	—	$66,000
		TOTAL BENEFIT		$3,443,670
Mark Sobey	2X	Salary Severance	—	$720,000
		Bonus Severance	—	$432,000
		Equity Compensation Acceleration(1)	—	$1,836,901
		Aggregate Healthcare Related Monthly Payment(2)	—	$66,000
		TOTAL BENEFIT		$3,054,901
Paul Sechrist	2X	Salary Severance	—	$650,000
		Bonus Severance	—	$325,000
		Equity Compensation Acceleration(1)	—	$1,492,074
		Aggregate Healthcare Related Monthly Payment(2)	—	$66,000
		TOTAL BENEFIT		$2,533,074
Bret DiMarco	2X	Salary Severance	—	$670,000
		Bonus Severance	—	$335,000
		Equity Compensation Acceleration(1)	—	$1,366,902
		Aggregate Healthcare Related Monthly Payment(2)	—	$66,000
		TOTAL BENEFIT		$2,437,902

(1)

Equity Compensation Acceleration is the in-the-money value of unvested stock options, time-based RSUs and performance-based RSUs, in each case as of September 28, 2012 at the closing stock price on that date ($45.86). The value of accelerated stock options are thus calculated by multiplying the number of unvested shares subject to acceleration by the difference between the exercise price and the closing stock price on September 28, 2012; the value of accelerated RSUs is calculated by multiplying the number of unvested shares subject to acceleration by the closing stock price on September 28, 2012. For purposes of the table we have assumed the immediate release and vesting of the performance-based RSUs at the maximum, or 200% of target, achievement. In the event of a change of control, however, the performance-based RSUs would be measured for achievement prior to the effective date of the change of control and converted to time-based awards subject to the terms of the plan. The amounts reflected for Equity Compensation Acceleration do not reflect any applicable taxes, just gross proceeds. Since the table assumes a triggering event on September 28, 2012, only those stock options and RSU grants outstanding as of that date are included in the table.

(2)

Aggregate Monthly Payment is a monthly payment of $2,750 in lieu of receiving company subsidized COBRA benefits, life insurance premiums and/or other welfare benefits, 36 months for the Chief Executive Officer and 24 months for the other named executive officers.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 29, 2012 about the Company’s equity compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,233,304	(2)	$27.86	7,384,974	(3)
Equity compensation plans not approved by security holders	—		—	—
TOTAL	1,233,304		$27.86	7,384,974

(1)

These weighted average exercise prices do not reflect the shares that will be issued upon the payment of outstanding awards of RSUs.

(2)

This number does not include any options which may be assumed by us through mergers or acquisitions, however, we do have the authority, if necessary, to reserve additional shares of common stock under these plans to the extent necessary for assuming such options.

(3)

This number of shares includes 1,013,543 shares of common stock reserved for future issuance under the Employee Stock Purchase Plan and 6,371,431 shares reserved for future issuance under the 2011 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

In accordance with the charter for the Audit Committee of the Board, the members of the Audit Committee, all of whom are independent directors, review and approve in advance any proposed related person transactions. Additionally, from time to time the Board may directly consider these transactions. For purposes of these procedures, the individuals and entities that are considered “related persons” include:

•

Any of our directors, nominees for director and executive officers;

•

Any person known to be the beneficial owner of five percent or more of our common stock (a “5% Stockholder”); and

•

Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder. We will report all such material related person transactions under applicable accounting rules, federal securities laws and SEC rules and regulations.

Related Person Transactions

We have entered into indemnification agreements with each of our executive officers and directors. Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law. We also intend to execute these agreements with our future directors and officers.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements. As set forth in its charter, the Audit Committee acts only in an oversight capacity and relies on the work and assurances of both management, which has primary responsibilities for our financial statements and reports, as well as the independent registered public accounting firm that is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

The Audit Committee met eleven (11) times either in person or by telephone during fiscal 2012. In the course of these meetings, the Audit Committee met with management, the internal auditors and our independent registered public accounting firm and reviewed the results of the internal and external audit examinations, evaluations of our internal controls and the overall quality of our financial reporting.

The Audit Committee believes that a candid, substantive and focused dialogue with the internal auditors and the independent registered public accounting firm is fundamental to the Audit Committee’s oversight responsibilities. To support this belief, the Audit Committee periodically meets separately with the internal auditors and the independent auditors, without management present. In the course of its discussions in these meetings, the Audit Committee asked a number of questions intended to bring to light any areas of potential concern related to our financial reporting and internal controls. These questions include:

•

Are there any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements;

•

Based on the auditors’ experience, and their knowledge of our business, do our financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements;

•

Based on the auditors’ experience, and their knowledge of our business, have we implemented internal controls and internal audit procedures that are appropriate for our business.

The Audit Committee approved the engagement of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012 and reviewed with the internal auditors and independent registered public accounting firm their respective overall audit scope and plans. In approving Deloitte & Touche LLP, the Audit Committee considered the qualifications of Deloitte & Touche LLP and discussed with Deloitte & Touche LLP their independence, including a review of the audit and non-audit services provided by them to us. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and it received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with Audit Committee concerning independence and has discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP.

Management has reviewed and discussed the audited financial statements for fiscal 2012 with the Audit Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and the independent registered public accounting firm to help give the Audit Committee comfort in connection with its review.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended September 29, 2012, for filing with the SEC.

Respectively submitted by
The Audit Committee

Susan James, Chair
Garry Rogerson
Lawrence Tomlinson

COHERENT, INC. – 2012 Proxy Statement   33

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OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board may recommend.

Dated: January 25, 2013

By Order of the Board of Directors

/s/ John R. Ambroseo
John R. Ambroseo
President and Chief Executive Officer

COHERENT, INC. – 2012 Proxy Statement   34

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**COHERENT**

*C/O AMERICAN STOCK TRANSFER*
*59 MAIDEN LANE*
*NEW YORK, NY 10038*

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51577-P32500 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

COHERENT, INC.

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________

**Nominees**

01) John R. Ambroseo
02) Jay T. Flatley
03) Susan M. James
04) L. William Krause
05) Garry W. Rogerson
06) Lawrence Tomlinson
07) Sandeep Vij

**The Board of Directors recommends you vote FOR the following proposals:**

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting. | ☐ | ☐ |

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Combined Document is available at www.proxyvote.com.

M51578-P32500

**PROXY**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF**
**COHERENT, INC.**
**ANNUAL MEETING OF STOCKHOLDERS**

The undersigned stockholder of COHERENT, INC., a Delaware Corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 25, 2013, and hereby appoints John R. Ambroseo and Helene Simonet, and each of them, proxies and attorneys-in-fact, with full power to each substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of COHERENT, INC. to be held on February 27, 2013 at 8:30 a.m., local time, at the Silicon Valley Capital Club, 50 West San Fernando, San Jose, CA 95113, and at any adjournment(s) thereof and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.

**THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) TO ENSURE AS MANY OF THE NOMINEES FOR THE ELECTION OF THE DIRECTORS SET FORTH IN PROPOSAL ONE ARE ELECTED AS DIRECTORS, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SET FORTH IN PROPOSAL TWO, (3) FOR THE APPROVAL OF OUR EXECUTIVE OFFICER COMPENSATION AS SET FORTH IN PROPOSAL THREE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.**

**SEE REVERSE SIDE** **CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE** **SEE REVERSE SIDE**

**COHERENT, INC.**

**THIS IS YOUR PROXY**
**YOUR VOTE IS IMPORTANT**